UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2009
Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)
(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On August 12, 2009, Packaging Corporation of America (“PCA”) announced that William J. Sweeney will retire from his position as Executive Vice President, Corrugated Products on September 15, 2009. On August 11, 2009, Mr. Sweeney and PCA entered into an agreement, under which Mr. Sweeney will provide advisory services to PCA after he retires. Mr. Sweeney will receive compensation of $30,000 per month and all unvested equity awards, consisting of 109,580 shares of restricted stock and 4,000 unvested stock options, held by Mr. Sweeney will vest on January 2, 2010. The agreement contains customary confidentiality and non-competition provisions. The agreement is filed herewith as Exhibit 10.1, which is incorporated by reference herein. The above summary is qualified in its entirety by reference to the entire agreement.
     On August 12, 2009, PCA’s board of directors elected Thomas A. Hassfurther to succeed Mr. Sweeney as Executive Vice President, Corrugated Products effective upon Mr. Sweeney’s retirement. Mr. Hassfurther is currently PCA’s Senior Vice President, Sales and Marketing, Corrugated Products.
     On August 12, 2009, PCA issued a press release announcing the above actions. Such press release is filed herewith as Exhibit 99.1, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (D) Exhibits
10.1	Agreement, dated August 11, 2009, between Packaging Corporation of America and William J. Sweeney

99.1	Press Release dated August 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ Kent A. Pflederer
Vice President, General Counsel and
Secretary

Date: August 12, 2009